                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  / x /

Filed by a Party other than the Registrant /   /

Check the appropriate box:

/  / Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/  / Definitive Additional Materials

/  / Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                             AM Communications, Inc.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             AM Communications, Inc.
- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

     2)  Aggregate number of securities to which the transaction applies:

         ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         $125.00
         ----------------------------------------------------------------------

     2)  Form Schedule or Registration Statement No.:

         Schedule 14A Preliminary Proxy Statement
         ----------------------------------------------------------------------

     3)  Filing Party:

         AM Communications, Inc.
         ----------------------------------------------------------------------

     4)  Date Filed:

         8/30/96
         ----------------------------------------------------------------------

                             AM COMMUNICATIONS, INC.
                                  1900 AM Drive
                                  P.O. Box 9004
                            Quakertown, PA 18951-9004

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                October 17, 1996


     The Annual Meeting of Stockholders of AM Communications, Inc. (the "Company") will be held on Thursday, October 17, 1996 at 11:00 a.m. at Meyers Restaurant, 501 N. West End Boulevard (Route 309, 1 mile North of the intersection of Routes 313 and 663), Quakertown, PA 18951-9004 for the following purposes:

1.   To elect eight directors;

2. To consider and vote upon an amendment to Article 4 of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 40,000,000 shares to 50,000,000 shares;

3. To consider and vote upon a proposal to amend the Company's 1991 Incentive Stock Option Plan (the "1991 Plan") to increase the aggregate number of shares of the Company's Common Stock authorized for issuance under the 1991 Plan from 4,000,000 to 5,000,000 shares; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on August 23, 1996 has been fixed as the record date for the meeting. All stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company, even if you attend the meeting. The return of the proxy will not affect your right to vote in person if you do attend the meeting. A copy of the Company's 1996 Annual Report is also enclosed but is not to be regarded as proxy solicitation material.

                                                     Keith D. Schneck
                                                     President
September 18, 1996

                             AM COMMUNICATIONS, INC.
                                  1900 AM Drive
                                  P.O. Box 9004
                            Quakertown, PA 18951-9004

                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of AM Communications, Inc. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at Meyers Restaurant, 501 N. West End Boulevard (Route 309, 1 mile North of the intersection of Routes 313 and 663), Quakertown, PA 18951 on October 17, 1996 at 11:00 a.m., and any adjournment or postponement thereof. This proxy statement, the foregoing notice, and the enclosed proxy are being mailed to stockholders on or about September 18, 1996.

     The Board of Directors does not intend to bring any matters before the meeting for action other than the matters specifically referred to in the notice of the meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting for action, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment in such matters.

     In the absence of contrary instructions contained in proxies received by the Company, the shares represented by proxies will be voted "For" the nominees of the Board of Directors in the election of directors, "For" the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, "For" the proposed amendment to the 1991 Plan to increase in the number of shares available for grant under the 1991 Plan, and in the discretion of the proxy holders on such other matters as may properly come before the meeting. Any proxy may be revoked at any time prior to its exercise by notifying the President of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

            Voting Securities and Certain Beneficial Holders Thereof

     At the close of business on August 23, 1996, the record date to determine stockholders entitled to vote at the Annual Meeting, the Company had 31,033,630 outstanding shares of Common Stock, par value $.10 per share, and 25,825 outstanding shares of Senior Convertible Redeemable Preferred Stock, par value $100 per share.

     On August 23, 1996, the aggregate market value of Registrant's outstanding voting (Common) Stock held by non-affiliates, was $8,550,519 (based on the average between the bid and the asked prices of such stock on that date).

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. On all matters voted upon at the meeting and any adjournment or postponement thereof, each record holder of Common Stock will be entitled to one vote per share and each record holder of Senior Convertible Redeemable Preferred Stock will be entitled to 100 votes per share. In the election of directors, stockholders do not have cumulative voting rights. The nominees receiving the highest number of votes cast, up to the number of directors to be elected, shall be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. Amendment of Article 4 of the Certificate of Incorporation of the Company will require the affirmative vote of a majority of the outstanding shares of the Common Stock and the Senior Convertible Redeemable Preferred Stock. Thus, with respect to such proposed amendment, abstentions and broker non-votes will have the same effect as negative votes. Approval of the proposed amendment to the 1991 Plan requires the affirmative vote of a majority of the Common Stock and the Senior Convertible Redeemable Preferred Stock voted at the meeting. Since abstentions are counted in the tabulations of the votes cast on proposals presented to stockholders, abstentions will have the same effect as negative votes with respect to this proposal. Broker non-votes will not be counted for purposes of approval of the proposed amendment to the 1991 Plan and, thus, will not affect the outcome of this proposal.

Security Ownership of Certain Beneficial Owners and Management
     The table below sets forth certain information as of August 23, 1996 with respect to each person and entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, each nominee for director of the Company and each executive officer listed in the cash compensation table who owns shares of Common Stock and all executive officers and directors of the Company as a group.

                                                               Beneficial Ownership of Common Stock
     Beneficial Owner (1) (2)                                    Amount         Percentage of Class(10)
- -------------------------------------------------------------------------------------------------------
Alvin Hoffman                                                 19,257,337(3)             57.3%
Henry I. Boreen                                                1,615,765(4)              5.1%
Burt Hoffman                                                     495,510(5)              1.6%
Herman O. Benninghoff, II                                        265,000(6)               *
Keith D. Schneck                                                 252,500(7)               *
Hal Krisbergh                                                     20,000(8)               *
R. Barry Borden                                                   10,000                  *
Lemuel A. Tarshis                                                     --                  *
All Directors and Executive Officers as a Group
  (12 Persons)                                                23,398,105(9)             60.6%

        * Less than one percent.

     (1) To the best of the Company's knowledge, all shares of stock are owned beneficially, and sole voting and investment power is held with respect thereto, by the persons and entities named, except as otherwise noted.

     (2) The addresses for Messrs. A. Hoffman, B. Hoffman, Boreen, Benninghoff, Schneck, Krisbergh, Borden and Tarshis is AM Communications, P.O. Box 9004, Quakertown, PA 18951-9004.

     (3) The information concerning the beneficial ownership of Mr. Hoffman is based, in part, upon information furnished by Mr. Hoffman to the Company. The beneficial ownership indicated represents (i) an aggregate of 16,191,837 shares of Common Stock currently owned, (ii) 25,825 shares of Senior Convertible Preferred Stock convertible into 2,582,500 shares of Common Stock, (iii) 10,000 shares which may be acquired upon the exercise of stock options in accordance with the Company's 1991 Incentive Stock Option Plan, and (iv) 473,000 shares of Common Stock currently owned by Mr. Hoffman's wife. Mr. Hoffman disclaims beneficial ownership of the shares set forth in (iv) above.

     (4) Includes 100,000 shares which may be acquired upon the exercise of warrants issued by the Company in connection with the Senior Promissory Note, and 885,000 shares which may be acquired upon the exercise of stock options in accordance with the Company's 1982 and 1991 Incentive Stock Option Plans.

     (5) Includes 50,000 shares which may be acquired upon the exercise of warrants issued by the Company in connection with the Senior Promissory Note.

     (6) Includes 170,000 shares which may be acquired upon the exercise of stock options in accordance with the Company's 1982 and 1991 Incentive Stock Option Plans.

     (7) Includes 102,500 shares of Common Stock currently owned and 150,000 shares which may be acquired upon exercise of stock options in accordance with the 1991 Plan.

     (8) Includes 20,000 shares which may be acquired upon the exercise of stock options in accordance with the 1991 Plan.

     (9) Includes an aggregate of 18,329,104 shares of Common Stock and 25,825 shares of Senior Convertible Redeemable Preferred Stock (which are presently convertible into 2,582,500 shares of the Company's Common Stock) currently owned and 2,486,501 shares of Common Stock which may be acquired upon the exercise of options and warrants.

     (10) The percentages have been calculated on the basis of treating as outstanding, for a particular holder, all shares of the Common Stock outstanding on said date and all shares of the Common Stock issuable to such holder in the event of exercise or conversion of outstanding options, warrants and convertible securities owned by such holder at said date which are exercisable or convertible within 60 days of such date.

     The table below sets forth certain information as of August 23, 1996 with respect to each person and entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Senior Convertible Redeemable Preferred Stock.


                                    Beneficial Ownership
Beneficial Owner                Amount      Percentage of Class
- ----------------------------------------------------------------
Alvin Hoffman                   25,825             100%

                            1. ELECTION OF DIRECTORS

     At the meeting, the stockholders will be asked to elect eight directors, to hold office until the next annual meeting or until their respective successors have been duly elected and qualified. It is expected that proxies executed on the enclosed form will be voted, in the absence of other instructions, for the election of the persons named below, each of whom is presently serving as a director of the Company. Should any one or more of these nominees become unavailable to accept nominations or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

     The nominees for directors, together with certain information with respect to them, are as follows:

                                 Became
Name & Age                       Director   Principal Occupation and Business During Last Five Years
- ----------------------------------------------------------------------------------------------------
Henry I. Boreen, 69              1985       Mr. Boreen has served as Chairman and Chief Executive
                                            Officer of the Company since 1990. He also served as
                                            Chief Financial Officer and President from 1990 through
                                            April 1995. He has been Chief Executive Officer and a
                                            director of HIB International, Inc., which participates
                                            in high technology joint ventures, since 1985. Mr. Boreen
                                            is also Chairman and interim chief executive officer of
                                            Integrated Circuit Systems, a publicly held company.

Keith D. Schneck, 41             1995       Mr. Schneck joined the Company in April 1995 as President
                                            and Chief Financial Officer and became a director in June
                                            1995.  From 1987 until he joined the Company, Mr. Schneck
                                            held senior management positions at Integrated Circuit
                                            Systems, Inc. including Chief Operating Officer and Senior
                                            Vice President, Finance.

Herman O. Benninghoff, II, 64    1988       Mr. Benninghoff has served as Chairman of Philadelphia Pipe
                                            Bending Co. and D Kay Fabricators, Inc. since 1977. He is
                                            also a director and principal in STF Corporation Inc.,
                                            Rockaway, NJ.

Alvin Hoffman, 68                1995       Mr. Hoffman is an investment manager and has been a
                                            registered broker with Makefield Securities in Boca Raton,
                                            FL since 1982.

Hal Krisbergh, 49                1995       Mr. Krisbergh is President of WorldGate Communications
                                            located in Rydal, PA and is also a director of Ortel
                                            Corporation, a publicly held company. He previously served as President of the Communications Division of General
                                            Instrument Corporation from 1981 to 1994.

Burt Hoffman, 42                 1996       Mr. B. Hoffman is an investment manager and a broker with
                                            Makefield Securities since 1985 and the son of Mr. Alvin
                                            Hoffman.

Lemuel A. Tarshis, Ph.D., 55     1996       Dr. Tarshis has been principal of Assessment Alternatives,
                                            Inc., a management consulting firm since 1992.  He also is a director and research professor at Stevens Institute of



                                            Technology since 1991.  Prior to 1992, Dr. Tarshis held
                                            vice president positions with General Instrument Corporation.

R. Barry Borden, 57              1996       Mr. Borden is Chairman of Mergent International since March
                                            1996, a supplier of software for data security for networks, and president of LMA Group, Inc., since 1984, a general
                                            management consulting firm.  He previously has held
                                            executive level positions with other high technology
                                            companies including Cricket Software Inc., Franklin
                                            Computer Corporation and Delta Data Systems.  Mr. Borden
                                            is also a director of Scangraphics, a publicly held company.

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its common stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission. An initial report of stock ownership and a report pertaining to a grant of incentive stock options were filed late by Robert Vogel. The Company believes that all filing requirements applicable to its other officers, directors and greater than 10% beneficial owners have been timely satisfied.

Information Concerning Meetings, Committees and Directors' Compensation
     The Board of Directors held four regular meetings during the fiscal year ended March 30, 1996 and acted twice by unanimous consent in writing in accordance with Delaware law. During fiscal 1996, all directors attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served.

     The Audit Committee is responsible for reviewing audit activities, recommending to the Board of Directors the engagement of independent auditors, and reviewing the professional services rendered by the independent auditors including the scope of the audit, their fees, and the results of their engagement. No member of the committee is an employee of the Company. The Audit Committee consists of Messrs. Boreen and A. Hoffman, who met once during fiscal 1996.

     The Compensation and Stock Option Committee is responsible for the administration of the 1991 Plan which committee is authorized to select recipients of options and determine the terms of their options, subject to the provisions of the 1991 Plan. In addition, the Committee reviews and approves employee compensation plans and such other benefits as it deems advisable. The Compensation and Stock Option Committee consists of Messrs. Krisbergh and Benninghoff. The Committee met twice during the last fiscal year.

     The Company does not have a Nominating Committee.

     Directors who are not employees of the Company are paid $500 for each Board of Directors meeting and Committee meeting attended. In addition, since July 1, 1995, each director, who is not an employee of the Company, is entitled to receive, on July 1 of each year, an automatic grant of annual incentive stock options covering 10,000 shares of the Company's Common Stock, pursuant to the 1991 Incentive Stock Option Plan.

Executive Officers

                               Became
Name & Age                     Officer    Position with the Company and Business During Last Five Years
- ---------------------------------------------------------------------------------------------------------
Henry I. Boreen, 69            1990       Chairman and Chief Executive Officer since October, 1990.  Served as Chief Financial Officer and President from 1990 to 1995.

Keith D. Schneck, 41           1995       President and Chief Financial Officer since joining
                                          the Company in April, 1995. He held senior management positions at Integrated
                                          Circuit Systems, Inc. including Chief Operating Officer and Senior Vice
                                          President, Finance from 1987 until he joined the Company.

David L. DeLane, 56            1988       Vice President, Sales and Marketing since joining the Company in 1988.

Michael L. Quelly, 43          1989       Vice President, Engineering since 1989 and Executive Vice President from
                                          1990 to 1995. He has been employed by the Company since 1982.

Joseph D. Rocci, 48            1988       Vice President, Products & Technology of the Company since 1989. Served as
                                          Vice President, Product Operations of the Company from 1988 to 1989. He has been employed by the Company since 1983.

Robert Vogel, 35               1996       Vice President, Marketing of the Company since January, 1996. From 1993 to December, 1995 he had been employed as a senior product director at General
                                          Instrument Corporation. Prior to this he had served as a principal and a consultant with Integrated System Consulting Group, a software and integration consulting firm.

Executive Compensation
     The following table sets forth information concerning cash remuneration for each of the last three fiscal years of the Company's Chief Executive Officer, and with respect to stock options granted during the last three fiscal years to the Company's Chief Executive Officer.

                                      Annual and Long Term Compensation
Name & Principal                      Fiscal                  Stock Options        Other
Position                              Year        Salary      Awarded              Compensation
- --------                              ----        ------      -------              ------------
Henry I. Boreen                       1996          ---        10,000                  ---
Chairman, CEO,                        1995          ---          ---                   ---
and CFO*                              1994          ---          ---                   ---
*Mr. Boreen was CFO of the Company until April, 1995.

     The Company does not maintain any long term incentive plans for its officers.

     The Company does not have any employment contracts or arrangements with any of its executive officers.

     The Company does not have, and during the past five fiscal years has not had, any other plans providing cash or non-cash compensation to officers or employees, other than the Company's 1982 and 1991 Incentive Stock Option Plans, and group life, health or relocation plans available generally to all salaried employees that do not discriminate in scope, terms or operation in favor of officers or directors.

     The following table sets forth certain information pertaining to the stock options granted to the individual named in the Cash Compensation Table during the fiscal year ended March 30, 1996:

                                                         % of Total                  Exercise
                          Number of Securities           Options Granted to          or Base              Expiration
Name                      Underlying Options Granted     Employees in Fiscal Year    Price ($\share)      Date
- ----                      --------------------------     ------------------------    ---------------      ----
Henry I. Boreen                    10,000                          1.7%                  $.84              7/31/05

     The following table sets forth certain information pertaining to the stock options held by the individual named in the Cash Compensation Table:

                                            Fiscal 1996 Year End Option Values
                                            ----------------------------------
                                            Number of                             Value of
                                        Unexercised Options                  In-the-Money Options
                                         At Fiscal Year End                  at March 30, 1996 (1)
                                         ------------------                  ---------------------
Name                               Exercisable      Unexercisable       Exercisable         Unexercisable
- ----                               -----------      -------------       -----------         -------------
Henry I. Boreen                       875,000             ---            $203,000                ---

     (1) Value is based upon the closing price of the stock on March 30, 1996, less the exercise price.

     During fiscal 1996, the Compensation and Stock Option Committee of the Board of Directors determined that it was in the best interest of the Company and its stockholders to adjust the exercise price of certain stock option grants which were then out-of-the-money, to restore the equity incentive which the options were originally intended to provide. Accordingly, in November 1995, new stock opitons were granted in accordance with the provisions of the 1991 Plan, to replace the out-of-the-money options. The replacement options were granted at an exercise price per share equal to $0.84, the fair market value of the Company's Common Stock on the date of such grant, subject to the surrender and cancellation of the outstanding options being replaced. Such replacement options included vesting schedules which were the same as the replaced options.

Certain Relationships and Related Transactions
     During April 1995, warrants held by Messrs. Hoffman, Boreen, Bastian, Benninghoff along with those held by Keystone Venture II, L.P. were exercised. The exercise price was paid in cash except for $850,803 which was satisfied by a note receivable, bearing 8% interest, from Mr. Hoffman. The note was due and paid June 30, 1995.

     In July 1996, the Company loaned Mr. Alvin Hoffman a total of $655,000 under a note receivable, bearing 8% interest, due September 28, 1996. The note is collateralized with the shares of the Company's Senior Convertible Redeemable Preferred Stock owned by Mr. Hoffman.

     2. PROPOSAL TO AMEND COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
                       AUTHORIZED SHARES OF COMMON STOCK.

         On August 7, 1996, the Board of Directors approved a proposal to amend
Article 4 of the Company's Certificate of Incorporation in order to increase the number of shares of Common Stock which the Company is authorized to issue from 40,000,000, par value $.10 per share, to 50,000,000, par value $.10 per share. The Board of Directors also directed that the proposed amendment be considered at the Annual Meeting of Stockholders to be held on October 17, 1996. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and the Senior Convertible Redeemable Preferred Stock of the Company is required to approve the proposed amendment.

         The amendment will not affect the number of shares of Preferred Stock authorized, which is 1,000,000 shares, of which 25,825 shares are currently outstanding. The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 40,000,000 to 50,000,000. The additional 10,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

         The Board of Directors believes it desirable to increase the number of authorized shares of Common Stock of the Company so that sufficient shares will be available for issuance pursuant to outstanding options, warrants and convertible securities, and for other proper corporate purposes. The Company, as of August 23, 1996, had 31,033,630 shares of Common Stock issued, 4,409,333 shares of Common Stock reserved for issuance upon exercise of options granted under the Company's 1982 or 1991 Incentive Stock Option Plans, and 4,632,500 shares of Common Stock reserved for issuance pursuant to warrants and convertible securities heretofore issued by the Company. If the proposed amendment to the 1991 Plan is approved at the meeting, the Company will need to reserve an additional 1,000,000 shares of Common Stock for issuance pursuant to the 1991 Plan. The Company does not presently have a sufficient number of authorized shares of Common Stock to fulfill all of these obligations. Accordingly, it is necessary to amend the Company's Certificate of Incorporation to increase its number of authorized shares of Common Stock.

         If the proposed amendment to the Certificate of Incorporation is approved, of the additional 10,000,000 shares of Common Stock provided for by the proposed Amendment as of August 23,

1996, approximately 1,075,463 shares (including 1,000,000 shares for issuance pursuant to the proposed amendment to the 1991 Plan) would be required to be reserved for issuance under the Company's stock option plans, outstanding warrants and outstanding convertible securities, and 8,924,537 shares would be available in the future for other proper corporate purposes.

         The Board of Directors of the Company recommends a vote FOR the proposal to amend Article 4 of the Company's Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock from 40,000,000 to 50,000,000.

   3. PROPOSAL TO INCREASE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER
                        1991 INCENTIVE STOCK OPTION PLAN

         The Company's 1991 Incentive Stock Option Plan (the "1991 Plan") was adopted in 1991. The 1991 Plan originally authorized the grant of options to purchase up to an aggregate of 2,000,000 shares of Common Stock to all employees and directors of the Company. In 1993, the 1991 Plan was amended to increase the shares authorized for issuance under the 1991 Plan from 2,000,000 to 4,000,000. In August, 1996, the Board of Directors of the Company amended the 1991 Plan, subject to stockholder approval, to increase the aggregate number of shares of the Company's Common Stock available for issuance thereunder from 4,000,000 to 5,000,000. Options to purchase an aggregate of 3,196,333 shares of the Company's Common Stock are currently outstanding under the 1991 Plan.

         The following table sets forth information concerning stock options granted under the 1991 Plan to the Company's Chief Executive Officer, to all executive officers as a group, to certain current directors who are not executive officers as a group, each nominee for election as a director, and all other employees as a group:

         Name of Individual and Position                        Number of
         or Number in Group                                 Option Shares Held
         -------------------------------                    ------------------
         Henry I. Boreen, Chairman and CEO (1)                    670,000
         All Current Executive Officers, as a group
         (including Mr. Boreen) (6 persons)                     2,110,000
         Certain Current Directors Who are Not Executive
         Officers, as a group (5 persons)                          50,000
           Keith D. Schneck, Director (1)                         450,000
           Herman O. Benninghoff, II, Director (1)                170,000
           Alvin Hoffman, Director (1)                             10,000
           Hal Krisbergh, Director (1)                             20,000
           Burt Hoffman, Director (1)                               - 0 -
           Lemuel A. Tarshis, Ph.D., Director (1)                   - 0 -
           R. Barry Borden, Director (1)                            - 0 -
         All Other Employees, As a Group (66 persons)           1,036,333

(1)  Nominee for Election as a Director

         The following is a brief summary of certain significant provisions of the Plan:

         1. Administration. The 1991 Plan is administered by the Compensation and Stock Option Committee (the "Committee") appointed by the Board of Directors. The Committee interprets the 1991 Plan and has discretion to select participants, establish the manner in which options are granted and exercised, cancel and modify options in certain situations and otherwise prescribe all of the terms and provisions of options granted under the 1991 Plan.

         2. Participants. The Committee selects participants from among the four executive officers, eight directors, and 71 other employees of the Company. The aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any participant may have options which become exercisable for the first time in any calendar year may not exceed $100,000. No determination has been made with respect to future recipients of options under the 1991 Plan and it is not possible to specify the names or positions of the individuals to whom options may be granted in the future, or the number of shares, within the limitations of the 1991 Plan, to be covered by such options.

         3. Exercise Price. The price per share for each option granted under the 1991 Plan is determined by the Committee, but it cannot be less than the fair market value of the Common Stock on the date of grant. Furthermore, options may not be granted to any participant who at the time such an option is granted owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the purchase price of such shares of Common Stock issuable upon exercise of each option is not less than 110 percent (110%) of the fair market value of such shares on the date such option is granted.

         4. Period of Option. Unless otherwise provided by the Committee, each option granted under the 1991 Plan becomes exercisable in one third increments per year commencing upon the first anniversary of the date of grant.

         5. Term of Option. Options granted under the 1991 Plan may not be exercised after the earliest to occur of the following: (a) the expiration of ten (10) years from the date such option was granted (five (5) years if the option holder owned more than ten percent (10%) of the total combined voting power of all classes of stock); (b) three (3) months from the date the participant's employment terminates for any reason other than cause, disability, or retirements; or (c) twelve (12) months from the date the participant's employment terminates by reason of disability or death. In the event of termination of employment of a participant by the Company "for cause" (as such term is defined in the 1991 Plan), all options granted to the participant under the 1991 Plan terminate immediately.

         6. Expiration and Termination of the Plan. The 1991 Plan may be abandoned or terminated at any time by the Board of Directors except with respect to any incentive stock option then outstanding under the 1991 Plan. No options may be granted pursuant to the 1991 Plan after its termination date of December 10, 2001.

         7. Federal Income Tax Matters. The following discussion is only a summary of certain aspects of the federal income tax rules generally applicable to an individual participating in an incentive stock plan and does not deal with other taxes which may affect such an individual, such as state and foreign taxes.

         No taxable income will be recognized by the optionee upon either the grant or exercise of the option. The Federal income tax consequences to the participant on disposition of the stock received depend primarily on the optionee's holding period of the stock. If the optionee disposes of the stock more than two years after the option is granted and has held the stock for more than one year after exercise, any gain or loss recognized by the optionee on such disposition will constitute a long term capital gain or loss, measured as the difference between the option exercise price and the sale price.

         Generally, if the optionee disposes of the stock before the holding periods set forth above are satisfied, the optionee will recognize ordinary income at the time of disposition equal to the difference between the option exercise price and the lesser of the sale price of the fair market value of the stock on the date the option was exercised. If the actual gain exceeds the amount of ordinary income, the excess will be considered short-term or long-term capital gain depending on how long the shares are actually held.

         There are no Federal tax consequences to the Company upon the grant or exercise of an option. However, if an optionee disposes of the stock acquired without satisfying the holding period requirements set forth above, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee upon disposition. There is no charge against the Company in connection with the grant of an option under the 1991 Plan or the exercise of an option for cash.

         Each participant in the 1991 Plan should consult his or her tax advisor as to alternative minimum tax consequences or other specific tax issues created with respect to the options as they may apply to his or her particular situation.

         The Board of Directors has deemed it to be in the best interests of the Company to increase the aggregate number of shares of Common Stock issuable pursuant to the 1991 Plan from 4,000,000 to 5,000,000. This increase would provide a means by which certain directors, employees and other persons responsible for significant contributions to the Company's business may be given an opportunity to purchase the Company's Common Stock. The Board of Directors believes that the equity stake in the growth and success of the Company afforded by stock options provides such key employees with an incentive to continue to energetically apply their talents within the Company. For adoption of the proposed amendment to the 1991 Plan, it will be necessary that it be approved by the affirmative vote of a majority of the Common Stock and the Senior Convertible Redeemable Preferred Stock voted at the meeting.

         The Board of Directors recommends a vote FOR approval of the proposed amendment to the 1991 Plan.

                             ADDITIONAL INFORMATION

Relationship with Independent Public Accountants
     KPMG Peat Marwick LLP, which has served as the Company's independent public accountants for the last fiscal year, has been selected by the Board of Directors as the independent public accountants for the Company's current fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

     The Board of Directors approved the appointment of the Company's independent public accountants to perform the audit services normally rendered by public accounting firms.

Stockholder Proposals
     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1997 must be received by the Company by May 20, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

Solicitation of Proxies
     Expenses in connection with the solicitation of proxies will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, some of the directors, officers or other employees of the Company may solicit proxies personally, by telephone, or by mail, if deemed appropriate.

Annual Report on Form 10-KSB
     The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-KSB, including the financial statements and the schedules thereto, as filed with the Securities and

Exchange Commission for its 1996 fiscal year. Such written requests should be directed to the Shareholder Relations Department, AM Communications, Inc., P.O. Box 9004, Quakertown, PA 18951-9004.



                                                  Keith D. Schneck
                                                  President

September 18, 1996

P R O X Y                                This Proxy is Solicited on Behalf of
AM Communications, Inc.                  the Board of Directors
1900 AM Drive
P.O. Box 9004                            The undersigned hereby appoints Keith
Quakertown, PA 18951-9004                D. Schneck and Patricia A. Eynon, and
                                         each of them, proxy for the
                                         undersigned, with full power of
                                         substitution, to vote all shares of
                                         Common Stock and Senior Convertible
                                         Redeemable Preferred Stock of AM
                                         Communications, Inc. which the
                                         undersigned is entitled to vote at the
                                         Annual Meeting of Stockholders to be
                                         held on October 17, 1996 at 11:00 a.m.
                                         or any adjournment thereof.
- -------------------------------------------------------------------------------
1. Election of Directors.   /   /   FOR all eight nominees listed (except as
                                    marked to the contrary below).
                            /   /   WITHHOLD AUTHORITY to vote for all eight
                                    nominees listed below.

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)
Nominees:   Herman O. Benninghoff, II      R. Barry Borden      Henry I. Boreen
            Alvin Hoffman                  Burt Hoffman         Hal Krisbergh
            Keith D. Schneck               Lemuel A. Tarshis

2. Proposal to amend Article 4 of the Certificate of Incorporation of the Company to increase the Company's authorized shares of Common Stock from
   40,000,000 to 50,000,000 shares.  /   /  For   /   /  Against  /   / Abstain

3. Proposal to amend the Company's 1991 Incentive Stock Option Plan to increase the aggregate number of shares of the Company's Common Stock authorized for issuance under the 1991 Plan from 4,000,000 to 5,000,000 shares.
                                   /   /    For  /   /   Against  /   / Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all eight nominees for directors, and FOR Proposals 2 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby revokes all previous proxies for such meeting, and hereby acknowledges receipt of the Notice of the Meeting, the Proxy Statement, and the Annual Report of AM Communications, Inc. furnished therewith.


                                      Dated:                           , 1996
                                            ---------------------------


                                      ----------------------------------------
                                               Stockholder's Signature


                                      ----------------------------------------
                                      Stockholder's signature, if held jointly.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.